Exhibit 99.1
Rentech, Inc.

For Immediate Release
February 18, 2004


Rentech Retains Roth Capital Partners LLC as an Advisor and Placement Agent to Expand the Corporate Role of the Company's Wholly Owned Subsidiary, Rentech Development Corporation

Denver, Colorado-Rentech, Inc. (AMEX-RTK) announced today that it has retained Roth Capital Partners, LLC (Roth), headquartered in Newport Beach, California (www.rothcp.com), to provide financial advisory services to the Company related to the implementation of the newly expanded business plan of its wholly owned subsidiary, Rentech Development Corporation (RDC).

In recent months, several new project opportunities have been identified utilizing Rentech's Fischer-Tropsch gas-to-liquids (GTL) technology. In addition to continuing its GTL technology licensing activities, Rentech has concluded that it is advantageous for Rentech to advance these projects as a developer and owner. RDC was formed in 1999 as a wholly owned subsidiary expressly for this specific purpose.

Roth will assist Rentech, Inc. in the development, funding and expansion of Rentech's wholly owned subsidiary RDC for the purpose of entering into project development and facility ownership activities through RDC. Rentech, Inc., established as an engineering, licensing and royalty Company, would maintain its originally stated business position, retaining all or a controlling ownership interest in RDC as well as all licensing fees and royalties associated with the Rentech Process Technology.

Roth is a fully integrated independent investment banking firm with a broad-based clientele, including an extensive network of small and micro-cap institutional investors. Since its formation in 1984, Roth has completed more than 200 public financings, raising over $4.5 billion; 61 private placements, raising over $500 million; and managed 87 mergers, acquisitions and advisory services.

Commenting on the retention of Roth Capital Partners, Dennis L. Yakobson, president and CEO of Rentech stated: "We are very excited about the retention of Roth Capital Partners in aiding us with our efforts to develop and fund Rentech Development Corp, which will allow us the opportunity to take active positions in owning and operating GTL plants. Principals of Roth are very familiar with GTL and the growing alternative energy sector, as well as raising capital for emerging growth companies. Their professionalism and track record speaks for itself and fits well in aiding Rentech in meeting its goal of GTL commercialization."

Lane Elliott, Managing Director, Roth Capital Partners, LLC states: "We are very pleased to provide financial advisory services to assist Rentech in the implementation of their new growth strategy. With the delta between coal and natural gas at all time highs, we believe their intention to monetize this through selected acquisitions and a broader application of their gas to liquids technology is timely."

Rentech, Inc., incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells.

Statements made in this report and the information incorporated by reference into this report that are not historical factual statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. This
section is included for purposes of complying with those safe harbor provisions. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Rentech and its officers and can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "anticipate," "should" and other comparable terms or the negative of them. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from expectations. Factors that could affect Rentech's results include the availability of financing for the project, the decision of others as to proceeding with the project, the timing of various phases of the project, and the entry into definitive agreements with others related to the project. Any forward-looking statements, whether made in this report or elsewhere, should be considered in context with the risk factors discussed or incorporated by reference in this report and the various disclosures made by us about our businesses in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or E-mail at mkir@rentk.com, or see the Company's web site at: www.rentechinc.com